UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                  July 9, 2002



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                               74-2584033
(Commission File Number)               (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 27, 2002, Canadian Abraxas Petroleum Limited and Grey Wolf Exploration Inc., both wholly owned subsidiaries of Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), sold their interests in lands and natural gas in the Mahaska area of Alberta for approximately US $2.5 million to Integra Resources LTD. and Westminster Resources LTD. These proceeds, combined with the earlier dispositions of their interests on May 23, 2002 in the Quirk Creek gas processing facility and associated reserves for US$20.4 million, (after all adjustments), to Pengrowth Corporation and the Company's disposition of it's investment in the East White Point properties in south Texas on June 4, 2002, for approximately US$9.8 million (after all adjustments), to Peoples Energy Production, totaled approximately 10% of the Company's consolidated assets as of December 31, 2001.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(B)      Pro Forma Financial Statements

         It is impracticable to provide the required pro forma financial statements for the dispositions described above at the time this report is filed. The pro forma financial statements will be filed as soon as practicable, but no later than 60 days after this report must be filed.





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                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION


                          By:      ___________________________________________
                                   Chris Williford
                                   Executive Vice President, Chief Financial
                                   Officer and Treasurer


Dated:    July 9, 2002